ROBERT G. JEFFREY
                           CERTIFIED PUBLIC ACCOUNTANT
                                61 BERDAN AVENUE
                             WAYNE, NEW JERSEY 07470

LICENSED  TO  PRACTICE                                   TEL:  973-628-0022
IN  NEW  YORK AND NEW JERSEY                             FAX:  973-696-9002
MEMBER  OF  AICPA                                 E-MAIL:  rgjcpa@erols.com
PRIVATE  COMPANIES  PRACTICE  SECTION
AND SEC PRACTICE SECTION


To  the  Board  of  Directors
Broadway  International  Development  Corporation
#777-916  West  Broadway
Vancouver,  BC  V5Z  1K7
Canada

Re:  Consent  to  include  audit  report  in  Form  10-SB/12g

Gentlemen:

I consent to the inclusion of my Independent Auditor's Report dated April 16, 2003, covering the financial statements for the year ended December 31, 2002 and the period from July 31, 2001 (date of inception) to December 31, 2002 contained in the registration statement on Form 10-SB/12g for Broadway International Development Corporation.

Yours  truly,

/s/Robert  G.  Jeffrey
ROBERT  G.  JEFFREY

September 12, 2003
Wayne,  New  Jersey